UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2026

Flowco Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42477	99-4382473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Blvd. Suite 450
Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 997-4877

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FLOC	New York Stock Exchange
Class A Common Stock, $0.0001 par value per share	FLOC	NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Regulation FD Disclosure.

On October 29, 2026, the Board of Directors of Flowco Holdings Inc. (the “Company”) approved an increase in the aggregate dollar amount authorized under the Company’s existing share purchase program from $50 million to $200 million of shares of the Company’s Class A common stock, par value $0.0001 per share. The repurchase program does not obligate the Company to repurchase any particular amount of shares and may be modified, suspended, or discontinued at any time. Purchases may be made in open-market transactions, privately negotiated transactions or by other means in accordance with the regulations of the Securities and Exchange Commission. The timing of purchases and the number of shares repurchased under the stock repurchase program will depend on a variety of factors including price, trading volume, market conditions and corporate and regulatory requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Flowco Holdings Inc. Press Release dated November 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWCO HOLDINGS INC.

Date:	November 2, 2026	By:	/s/ Joel Lambert
		Name:	Joel Lambert
		Title:	Senior Vice President, Secretary and General Counsel